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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made this 9th day of July, 2007 between PATRICK T. RYAN (the "Executive") and POLYMEDICA CORPORATION (the "Company").

                                    RECITALS

     R-1. The Executive and the Company entered into an Employment Agreement dated October 14, 2005, as amended on July 25, 2006 (the "First Amendment"), which sets forth the terms of the Executive's employment as Chief Executive Officer and President of the Company (the "Employment Agreement"); and

     R-2. The Company through its Compensation Committee and its Board of Directors has determined that it is in Company's interest to modify certain terms of the Executive's employment, and the Executive has agreed to those modifications.

     In consideration of the recitals set forth above, the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Executive and the Company agree as follows:

     1. Term. The parties hereby agree that the initial term of employment as set forth in Section 1 of the Employment Agreement is hereby amended such that the initial term shall continue in effect until March 31, 2010. All other provisions within Section 1 of the Agreement shall remain in full force and effect.

     2. Title. The parties hereby acknowledge that pursuant to Section 2(a) of the Employment Agreement, the Executive's title has been modified from "President and Chief Executive Officer of the Company" to "Chief Executive Officer of the Company".


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     3. Base Salary. The parties acknowledge that pursuant to Section 3(a) of the Employment Agreement (providing for periodic increases in the Executive's base salary), the Executive's base salary was increased 3% (to $724,594 per annum) effective April 1, 2007.

     4. Calculation of the Executive's Severance for Certain Terminations - Lump Sum Payment of Severance.

          a. The parties hereto agree that Sections 3 and 4 of the First Amendment are hereby null and void.

          b. The parties hereto agree that any severance payment payable to the Executive pursuant to Section 7(b)(ii)(C) of the Employment Agreement shall be equal to two times the sum of (x) the Executive's highest Base Salary during the period the Executive was employed by the Company and (y) 150% of Employee's target bonus, as established by the Company's Compensation Committee and Board of Directors, for that Fiscal Year in which the Executive was terminated without Cause or in which the Executive terminated his employment for Good Reason, and any severance payment payable to the Executive pursuant to Section 7(b)(v)(C) of the Employment Agreement shall be equal to 2.99 times the sum of (x) and (y) as set forth in this paragraph 4(b).

          c. In connection with the severance payments set forth in paragraph 4(b), above, the parties hereto agree that, notwithstanding anything to the contrary set forth in Sections 7(b)(ii)(C), 7(b)(ii)(H), 7(b)(v)(C) and 7(b)(v)(H), in the event the Executive is deemed to be a "key employee" with the meaning of Code Section 416(i), such severance payments shall be paid to the Executive in a single lump sum payment on the first business day of the seventh month following the


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               Termination Date, consistent with Sections 7(b)(ii)(H) and
               7(b)(v)(H) therein, or such earlier date as may be in compliance with the terms of Code Section 409A or any successor statute, regulation and guidance thereto, provided that such earlier payment shall not increase the total financial obligation of the Company under the Agreement, as amended.

     5. Miscellaneous.

          a. Any capitalized term not expressly defined in this Amendment shall have the meaning ascribed to it in the Employment Agreement.

          b. Except as expressly modified by this Amendment, all terms of the Executive's Employment Agreement, including the First Amendment, shall remain in full force and effect.

                     [Remainder of Page Intentionally Blank]


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     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment to Employment Agreement as of the day and year first above written.

                                        POLYMEDICA CORPORATION

                                        /s/ William C. Van Vassen
                                        ----------------------------------------
                                        Name: William C. Van Vassen
                                              ----------------------------------
                                        Title: Chair, Compensation Committee
                                               ---------------------------------


                                        PATRICK T. RYAN

                                        /s/ Patrick T. Ryan
                                        ----------------------------------------


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